EXHIBIT 10.38

SECURITY AGREEMENT

January 15, 2007

Hu Cheng-Lien

Re: Loan Agreement dated January 15, 2007

Ladies and Gentlemen:

Global Airworks, Inc., a California corporation (“Borrower”), has issued to Hu Cheng-Lien (“Lender”) that certain Loan Agreement dated January 15, 2007 pursuant to which Lender may make loans and advances to Borrower (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Note”), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Security Agreement (this “Agreement”) (all of the foregoing, together with the Note, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).

As an inducement for and in consideration of Lender making loans and advances and providing other financial accommodations to Borrower pursuant to the Note and the other Financing Agreements, Borrower hereby agrees in favor of Lender as follows:

1. Definitions. As used herein the following terms shall have the meanings stated (all terms used herein which are defined in Division 1 or Division 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement).

(a) “Accounts” shall mean all present and future rights of Borrower to payment of a monetary obligation, whether or not earned by performance, which are not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred or (d) arising out of the use of a credit, charge or debit card along with all information contained on of for use with such card.

(b) “Collateral” shall have the meaning set forth in Section 2 hereof.

(c) “Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

(d) “Equipment” shall mean all of Borrower’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

(e) “Event of Default” and “Events of Default” shall have the meanings set forth in Section 5(a) hereof.

(f) “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied.

(g) “Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

(h) “Intellectual Property” shall mean all of Borrower’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

(i) “Inventory” shall mean all of Borrower’s now owned and hereafter existing or acquired goods, whenever located, which (a) are leased by Borrower as lessor, (b) are held by Borrower for sale or lease or to be furnished under a contract of service, (c) are furnished by Borrower under a contract of service or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

(j) “Obligations: shall mean (i) all obligations, liabilities and indebtedness of any kind, nature and description of Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Note, the other Financing Agreements or otherwise, including other transactions between Borrower and Lender or acquisitions by Lender of claims against Borrower, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Note or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case and including loans, interest, fees, charges and expenses related thereto and all other obligations of Borrower or its successors to Lender arising after the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender and (ii) all costs and expenses (including, without limitation, attorneys’ fees and legal expenses) incurred by Lender in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Borrower’s obligations, liabilities and indebtedness as aforesaid to Lender, the rights of Lender in any collateral or under this Agreement and all other Financing Agreements or in any way involving claims by or against Lender directly or indirectly arising out of or related to the relationships between Borrower and Lender, whether such expenses are incurred before, during or after the initial or any renewal term of the Note and the other Financing Agreements or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute.

(k) “Real Property” shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

(l) “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of Borrower: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; and (c) all payment intangibles of Borrower and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or to or for the benefit of any third person (including loans or advances to any affiliates or subsidiaries of Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower in connection with the termination of any employee benefit plan and any other amounts payable to Borrower from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower is a beneficiary).

(m) “Records” shall mean all of Borrower’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

(n) “UCC” shall mean the Uniform Commercial Code as in effect in the State of California, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of California on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine.

2. Grant and Perfection of Security Interest.

(a) Grant of Security Interest. To secure payment and performance of the Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, all of its personal and real property and fixtures and its interests in property and fixtures, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, the “Collateral”), including:

(i) all Accounts;

(ii) all general intangibles, including, without limitation, all Intellectual Property;

(iii) all goods, including, without limitation, Inventory and Equipment;

(iv) all Real Property and fixtures;

(v) all chattel paper (including all tangible and electronic chattel paper);

(vi) all instruments (including all promissory notes);

(vii) all documents;

(viii) all deposit accounts;

(ix) all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(x) all supporting obligations and all present and future liens, security interests, rights remedies, title and interest in, to and in respect of Receivables and other Collateral, including: (A) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (B) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (C) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including, returned, repossessed and reclaimed goods, and (D) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(xi) all (A) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (B) monies, credit balances, deposits and other property of Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(xii) all commercial tort claims;

(xiii) to the extent not otherwise described above, all Receivables;

(xiv) all Records; and

(xv) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the Collateral.

(b) Perfection of Security Interest.

(i) Borrower irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and Borrower as debtor, as Lender may require, and including any other information with respect to Borrower or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower hereby ratifies and approves all financing statements naming Lender or its designee as secured party and Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratifies and confirms the authorization of Lender to file such financing statements (and amendments, if any). Borrower hereby authorizes Lender to adopt on behalf of Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and Borrower as debtor includes assets and properties of Borrower that do not at any time constitute Collateral, whether hereunder or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and Borrower as debtor.

(ii) If requested by Lender:

(A) if Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Borrower shall promptly notify Lender thereof in writing.

(B) if Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Borrower shall promptly notify Lender thereof in writing. Borrower shall immediately, as Lender may specify, either (x) deliver, or cause to be delivered to Lender, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Lender, consenting to the assignment of the proceeds of the letter of credit to Lender by Borrower and agreeing to make all payments thereon directly to Lender or as Lender may otherwise direct or (y) cause Lender to become, at Borrower’s expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(C) if Borrower shall at any time after the date hereof have any commercial tort claims, Borrower shall promptly notify Lender thereof in writing, which notice shall (x) set forth in reasonable detail the basis for and nature of such commercial tort claim and (y) include the express grant by Borrower to Lender of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Borrower to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided in Section 2(b) hereof or otherwise arising by Borrower’s execution of this Agreement, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Borrower shall promptly upon Lender’s request, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Lender may require in connection with such commercial tort claim.

(D) if any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person or such carriers, Borrower shall promptly notify Lender thereof in writing.

(iii) Borrower shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (A) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Borrower’s signature thereon is required therefore, (B) causing Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (C) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, and (D) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

3. Representations and Warranties. Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement):

(a) Financial Statements; No Material Adverse Change. All financial statements relating to Borrower and its direct or indirect subsidiaries which have been or may hereafter be delivered by Borrower or any of its subsidiaries to Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present the financial condition and the results of operations of Borrower and its subsidiaries as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower or any of its subsidiaries or on behalf of Borrower or any of its subsidiaries, to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower or any of its subsidiaries, since the date of the most recent audited financial statements furnished by Borrower or such subsidiaries or on behalf of Borrower or such subsidiaries, to Lender prior to the date of this Agreement.

(b) Name; State of Organization; Chief Executive Office; Collateral Locations.

(i) The exact legal name of Borrower is as set forth on the signature page of this Agreement. Borrower has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any person, or acquired any of its property or assets out of the ordinary course of business.

(ii) Borrower is a corporation organized and existing under the laws of the State of California. The organizational identification and federal employer identification number of Borrower are C2535772 and 20-1074439, respectively.

(iii) The chief executive office of Borrower and Borrower’s Records concerning Accounts are located only at the 350 S. Cheryl Lane, City of Industry, California, and its only other places of business and the only other location of collateral, if any, are                      ,subject to the right of Borrower to establish new locations in accordance with Section 4(b) below.

(c) Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and any other documents or agreements related hereto constitute valid and perfected liens and security interests in and upon the Collateral subject only to existing liens on the date hereof and the other liens expressly permitted hereunder. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and existing liens on the date hereof or expressly permitted hereunder.

(d) Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement, any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on all Schedules hereto, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

(e) Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement each of the other Financing Agreement to which Borrower is a party shall survive the execution and delivery of this Agreement and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

4. Affirmative and Negative Covenants.

(a) Maintenance of Existence.

(i) Borrower shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all material permits, licenses, trademarks, tradenames, approvals and authorizations necessary to carry on the business as presently or proposed to be conducted.

(ii) Borrower shall not change its name unless each of the following conditions is satisfied: (A) Lender shall have received not less than ten (10) days prior written notice from Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (B) Lender shall have received a copy of the amendment to the articles or certificate of formation or incorporation, as the case may be, of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Borrower as soon as it is available.

(iii) Borrower shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Lender shall have received not less than ten (10) days’ prior written notice from Borrower of such proposed change, which notice shall set forth such information with respect thereto as Lender may require and Lender shall have received such agreements as Lender may reasonably require in connection therewith. Borrower shall not change its type of organization, jurisdiction of organization or other legal structure.

(b) New Collateral Locations. Borrower may open any new location within the continental United States provided Borrower: (i) gives Lender ten (10) days prior written notice of the intended opening of any such new location; and (ii) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

(c) Compliance with Laws, Regulations, Etc. Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders of any Federal, State or local governmental authority applicable to it.

(d) Payment of Taxes and Claims. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the transactions provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Obligations, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Note.

(e) Insurance. Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. If requested by Lender, all policies shall provide for written notice to Lender concurrent with notice to Borrower of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. If requested by Lender, Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

(f) Sale of Assets. Borrower shall not, directly or indirectly, sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other entity or any of its assets to any other entity, except in the ordinary course of business.

(g) Encumbrances and other Guaranties. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, nor shall it guarantee the obligations of any person except:

(i) liens and security interests of Lender and the Agreement provided for by this Agreement;

(ii) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books;

(iii) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower’s business to the extent: (i) such liens secure indebtedness which is not overdue; or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(iv) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

(v) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; and

(vi) the security interests and liens existing on the date hereof.

(h) Costs and Expenses. Borrower shall pay to Lender on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender’s rights in the Collateral, this Agreement, the other Financing Agreements to which Borrower is a party and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including:

(i) all costs and expenses of filing or recording (including UCC financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);

(ii) all costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports ad inspections, appraisal fees ad search fees;

(iii) costs and expenses of preserving and protecting the Collateral;

(iv) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement or any of the other Financing Agreements to which Borrower is a party or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); and

(v) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

5. Events of Default and Remedies.

(a) Events of Default. The occurrence or existence of any acceleration of the Advances under the Note (or the non payment of any amounts due under the Note) is referred to herein individually as an “Event of Default”, and collectively as “Events of Default”.

(b) Remedies.

(i) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements to which Borrower is a party, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements to which Borrower is a party, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements to which Borrower is a party. Lender may, at any time or times, proceed directly against Borrower to collect the Obligations without prior recourse to any other Obligor or any of the Collateral.

(ii) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation: (A) accelerate the payment of all Obligations and demand immediate payment thereof to Lender; (B) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral; (C) require Borrower, at Borrower’s expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender; (D) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral; (E) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose; and (F) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

(iii) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, enforce Borrower’s rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Lender may at such time or times: (A) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Lender, (B) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (C) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto; and (D) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender’s request, hold the returned Inventory in trust for Lender, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Lender’s instructions, and not issue any credits, discounts or allowances with respect thereto without Lender’s prior written consent.

(iv) To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (A) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (B) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (C) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (D) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (E) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (F) to contact other persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (G) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (H) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (I) to dispose of assets in wholesale rather than retail markets, (J) to disclaim disposition warranties, (K) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (L) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(v) For the purpose of enabling Lender to exercise the rights and remedies hereunder, Borrower hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

6. Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to any amendments, as also signed by an authorized officer of Borrower. Lender shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

7. Corporate Existence, Power and Authority. Borrower is a corporation duly organized and in good standing under the laws of its state or other jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of Borrower or the rights of Lender hereunder or under any of the other Financing Agreements to which Borrower is a party. The execution, delivery and performance of this Agreement: (a) are within the corporate powers of Borrower, (b) have been duly authorized, (c) are not in contravention of law or the terms of the certificate of incorporation, by-laws, or other organizational documentation of Borrower, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Borrower. This Agreement constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

8. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between Borrower and Lender, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California applicable to contracts made and to be performed in that State.

(b) Borrower hereby irrevocably consents and submits to the non-exclusive jurisdiction of the state and federal courts located in Los Angeles County, California, whichever Lender may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements to which Borrower is a party or in any way connected with or related or incidental to the dealings of Borrower and Lender in respect of this Agreement or any of the other Financing Agreements to which Borrower is a party or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Borrower or Borrower and Lender or the conduct of any such persons in connection with this Agreement, the other Financing Agreements to which Borrower is a party or otherwise shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on any collateral at any time granted by Borrower or Borrower to Lender or to otherwise enforce its rights against Borrower or its property).

(c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature page hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender’s option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

(d) BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS TO WHICH BORROWER IS A PARTY OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER AND LENDER IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS TO WHICH BORROWER IS A PARTY OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of Lender (as determined pursuant to a final, non-appealable order of a court of competent jurisdiction). In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Except as prohibited by law, Borrower waives any right which it may have to claim or recover in any litigation with Lender any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Borrower: (i) certifies that neither Lender nor any representative, agent or attorney acting for or on behalf of Lender has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Lender is relying upon, among other things, the waivers and certifications set forth in this Section 8 and elsewhere herein and therein.

9. Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, upon one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the addresses designated on the signature page hereto or to such other address as any party may designate by notice in accordance with this Section,

10. Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

11. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

12. Successors and Assigns. This Agreement shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors, endorsees, transferees and assigns. The liquidation, dissolution or termination of Borrower shall not terminate this Agreement as to such entity or as to Borrower.

13. Interpretive Provisions.

(a) All terms used herein which are defined in Division 1 or Division 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c) All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns (including, without limitation, any receiver, trustee or custodian for such person or any of its assets or such person in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code).

(d) The words “hereof, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e) The word “including” when used in this Agreement shall mean “including, without limitation”.

(f) All references to the term “good faith” used herein when applicable to Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrower shall have the burden of proving any lack of good faith on the part of Lender alleged by Borrower at any time.

(g) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 5 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

(h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Lender prior to the date hereof.

(i) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l) This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(m) This Agreement is the result of negotiations among and has been reviewed by counsel to Lender and counsel to Borrower, and is the product of all parties. Accordingly, this Agreement shall not be construed against Lender merely because of Lender’s involvement in its preparation.

IN WITNESS WHEREOF, Borrower has executed and delivered this Agreement as of the day and year first above written.

GLOBAL AIRWORKS, INC.
a corporation

By:	/s/ Daryl F. Gates
Name:	Daryl F. Gates
Title:	Chairman, Global Airworks
President, Global ePoint

350 Cheryl Lane
City of Industry, California 91789

Accepted and Agreed this

     day of             , 2007

By:

Name:

Title: